UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
Amendment No. 1 to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 26, 2007
KAYDON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-12640	13-3186040

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
315 East Eisenhower Parkway, Suite 300
Ann Arbor, MI 48108
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (734) 747-7025
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
          (d)     On July 27, 2007, Kaydon Corporation (the “Company”) filed a Current Report on Form 8-K reporting that on July 26, 2007 the Company’s Board of Directors elected Mr. Patrick P. Coyne and Mr. Mark A. Alexander as Directors. At the time of the required filing, the Company’s Board of Directors had not yet determined the committee or committees of the Company’s Board of Directors to which Messrs. Coyne and Alexander would be named.
                    At its regular meeting held on October 25, 2007, effective October 26, 2007, the Company’s Board of Directors appointed Mr. Coyne to its Audit Committee and Mr. Alexander to its Compensation and Corporate Governance and Nominating Committees.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 29, 2007	KAYDON CORPORATION
	By:	/s/ Kenneth W. Crawford
Kenneth W. Crawford
Senior Vice President & Chief Financial Officer